MASTER AGREEMENT


                         BY AND BETWEEN


                           TMS, INC.,



                    MEASUREMENT INCORPORATED

                               AND

                      VSC TECHNOLOGIES LLC

                  DATED AS OF OCTOBER 10, 2002
                        MASTER AGREEMENT

     MASTER AGREEMENT (the "Agreement"), dated as of the 10th day of October, 2002, by and between TMS, Inc., an Oklahoma corporation ("TMS"), Measurement Incorporated, a North Carolina corporation ("MI"), and VSC Technologies, LLC, a Delaware limited liability Company ("LLC").

                      W I T N E S S E T H:

     WHEREAS, TMS and MI desire to commence a business relationship on the terms and conditions provided herein and in documents referred to herein;

     NOW, THEREFORE, in consideration of the premises set forth above, the agreements and benefits set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, TMS, MI and LLC agree as follows:

                            ARTICLE I
                           DEFINITIONS

     For purposes hereof, the following terms shall have the meanings set forth below:

     1.01 "LLC" shall mean VSC Technologies, LLC, a Delaware limited liability company.

     1.02 "LLC DMR License Agreement" shall mean that certain LLC DMR License Agreement in the form attached hereto as Exhibit B to be entered into by and between the LLC and TMS.

     1.03 "MI DMR License Agreement" shall mean that certain MI DMR License and Services Agreement in the form attached hereto as Exhibit C to be entered into by and between MI and TMS.

     1.04 "MI VSC License Agreement" shall mean that certain MI VSC License and Services Agreement in the form attached hereto as Exhibit D to be entered into by and among the LLC, TMS and MI.

     1.05 "Operating Agreement" shall mean that certain Operating
Agreement for the LLC in the form attached hereto as Exhibit A to be entered into by and between TMS and MI.

     1.06 "TMS VSC License Agreement" shall mean that certain TMS VSC License Agreement in the form attached hereto as Exhibit E to be entered into by and between TMS and the LLC.

     1.07 "Transactional Agreements" shall have the meaning stated in
Section 2.01 below.

                           ARTICLE II
                          TRANSACTIONS

     2.01 Transactions. Contemporaneous herewith, the parties shall execute the following agreements (the "Transactional
Agreements"):

               (a)  Operating Agreement (Exhibit A);
(b)  LLC DMR License Agreement (Exhibit B);
(c)  MI DMR License Agreement (Exhibit C);
(d)  MI VSC License Agreement (Exhibit D); and
(e)  TMS VSC License Agreement (Exhibit E).

                           ARTICLE III
                  CONFIDENTIALITY AND PUBLICITY

     3.01 Confidentiality. It is anticipated that a party may receive confidential information of another party ("Confidential Information"). Accordingly, each party agrees as follows, concerning the Confidential Information of another party, during the pendency of this Agreement or any Transactional Agreement, and for a period of five (5) years following date of the last Transactional Agreement to terminate:

          (a) The party receiving Confidential Information of a disclosing party shall not reproduce or disclose such Confidential Information in any form except with the prior written consent of the disclosing party;

          (b) Confidential Information shall remain the property of the disclosing party and the party receiving such Confidential Information shall use the Confidential
     Information only for the purpose of performing its obligations under this Agreement or any Transactional
     Agreement, and shall return such Confidential Information upon request of the disclosing party; and

          (c) The receiving party shall use precautions in protecting the Confidential Information of the disclosing party at least as stringent as it uses to protect its own proprietary and confidential information.

     3.02 Scope of Confidential Information. It is understood that the term Confidential Information does not include information:

          (a) which is independently developed by the receiving party or lawfully received free of restriction from another source having the right to so furnish such information; or

          (b) after it has become generally available to the public without breach of this Agreement by the receiving party; or

          (c) which at the time of disclosure to the receiving party was known to such party free of restriction; or

          (d) which the disclosing party agrees in writing is free of such restrictions.

     3.03. Publicity. Any press release or similar public statement by either party concerning the relationship between the parties or any products to be sold as a result of any collaboration contemplated hereunder shall not be made without the prior written consent and participation by the other party; provided, however, that any party may make any such release or announcement which is necessary or appropriate for the releasing party or its affiliates to make in order to comply with applicable laws or regulations, to include, without limitation, any such release, announcement or filing: (a) required pursuant to applicable state or federal securities laws or the rules or requirements of the Securities and Exchange Commission or any exchange upon which the stock of the releasing party is listed, or (b) necessary in connection with any bid or proposal to a customer.

     3.04. Limitations on Confidentiality. The obligations of a party regarding the nondisclosure of Confidential Information of the other party specified above shall not apply, and the party shall have no further obligations, with respect to the Confidential Information, to the extent that such Confidential Information is required to be disclosed by the party to comply with applicable laws, a court order or governmental regulations, provided that the party provides prior written notice of such disclosure to the other party and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

                           ARTICLE IV
                       DISPUTE RESOLUTION

     4.01 In General. Any disputes arising between the parties relating to, arising out of or in any way connected with this Agreement or any Transactional Agreement or any term or condition hereof, or the performance by either party of its obligations hereunder or thereunder, whether before or after termination of this Agreement or any Transactional Agreement (a "Dispute"), shall be addressed by mediation and, if necessary, litigation as herein provided.

     4.02 Mediation. Prior to commencing any litigation hereunder, the parties shall seek an amicable settlement of the Dispute by mediation. The mediation shall be administered by National Arbitration and Mediation pursuant to its International Intellectual Property Mediation Rules in effect at the time the mediation is initiated by one of the parties hereto. If mediation is not conclusive of the Dispute, then the parties or either party may seek resolution by action brought in United States District Court as hereinafter provided. Notwithstanding the foregoing, the parties shall not be required to mediate a Dispute in the event a party seeks injunctive relief.

     4.03 Venue. If any Dispute is not resolved by mediation, then:
(a) in any action brought by TMS against either LLC or MI, such action shall be brought in the United States District Court for the Middle District of North Carolina, (b) in any action brought by MI against either LLC or TMS, such action shall be brought in the United States District Court for the Western District of Oklahoma; (c) in any action brought by LLC against MI, such action shall be brought in the United States District Court for the Middle District of North Carolina, and (d) in any action brought by LLC against TMS, such action shall be brought in the United States District Court for the Western District of Oklahoma

                            ARTICLE V
                          MISCELLANEOUS

     5.01 Notices. Any notice relating to this Agreement or any Transactional Agreement, shall be deemed sufficiently given and served for all purposes if given during normal business hours by a telefax, Federal Express or other overnight delivery service or hand delivery, addressed as follows:

                    If to TMS:

               TMS, Inc.
               206 West 6th Avenue
               Stillwater, Oklahoma 74074
               Attn:     Deborah L. Klarfeld, President
               Fax No.:  (405) 742-1707

                    with copies to:

               Phillips McFall McCaffrey McVay & Murrah, P.C.
               One Leadership Square, Twelfth Floor
               211 N. Robinson
               Oklahoma City, Oklahoma 73102
               Attn:     Douglas A. Branch, Esq.
               Fax No.: (405) 235-4562

                      If to MI:

               Measurement Incorporated
               423 Morris Street
               Durham, North Carolina 27701
               Attn:     Henry H. Scherich, President
               Fax No.: (919) 683-1531

                    with copies to:

               Hutson Hughes & Powell, P.A.
               Suite 1500, The Durham Centre
               300 West Morgan Street
               Durham, NC  27001
               Attn:     Stephanie Powell, Esq.
               Fax No.: (919) 683-1276

     Any notice shall be deemed given on the day of confirmed receipt.

     5.03 Governing Law.  This Agreement and all Transactional
Agreements shall be governed by and construed in accordance with the laws of the State of Delaware.

     5.04 Entire Agreement.  This Agreement, including the
Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Exhibits hereto are hereby incorporated herein by reference.

     5.05 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.06 Amendments. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written approval of each party.

     5.07 Severability. If any provision of this Agreement or any provision of a Transactional Agreement which is not material shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire agreement shall not be affected thereby, and the terms and conditions hereof shall be thereafter construed as if such invalid, illegal or unenforceable term or condition had never been contained herein and the parties shall negotiate an amendment to this Agreement or the pertinent Transactional Agreement to accomplish as nearly as possible the original intent of the severed provision.

     5.08 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     IN WITNESS WHEREOF, TMS, MI and LLC have executed this
Agreement as of the day and year first above written.

TMS:                   TMS, INC.
                       an Oklahoma corporation
                       By:   /s/ Deborah L. Klarfeld
                             -----------------------------------
                             Deborah L. Klarfeld, President

MI:                    MEASUREMENT INCORPORATED
                       a North Carolina corporation
                       By:   /s/ Henry H. Scherich
                             -----------------------------------
                             Henry H. Scherich, Ph.D., President

LLC:                   VSC TECHNOLOGIES, LLC

                       By:   Measurement Incorporated, Manager
                       By:   /s/ Henry H. Scherich
                             -----------------------------------
                             Henry H. Scherich, Ph.D., President

                       By:   TMS, Inc., Manager
                       By:   /s/ Deborah L. Klarfeld
                             -----------------------------------
                             Deborah L. Klarfeld, President